UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2007

ENCORE CAPITAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26489	48-1090909
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8875 Aero Drive, Suite 200, San Diego, California	92123
(Address of Principal Executive Offices)	(Zip Code)

(877) 445-4581

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 11, 2007, we notified The NASDAQ Stock Market, Inc. (“NASDAQ”) that as a result of the resignation of Eric D. Kogan from our Board of Directors and its Audit Committee effective May 11, 2007, as described in Item 5.02 below, we are no longer compliant with NASDAQ Marketplace Rule 4350(d)(2)(A) which requires each listed company to maintain an audit committee composed of at least three members who meet certain eligibility criteria. With Mr. Kogan’s resignation, we have two members of our Audit Committee and one vacancy on the Committee. Under NASDAQ’s rules, we have a cure period which extends until the earlier of May 11, 2008 or the Company’s next annual meeting of stockholders to regain compliance; provided that we have a minimum of 180 days to comply if our next annual meeting of stockholders will be held within 180 days.

Our Board is currently considering its present composition and that of its various committees. As previously disclosed, on May 1, 2007, our Board amended the Company’s Bylaws to increase the maximum number of directors that may serve on the Board to twelve. The Board has begun a search to identify a new independent director who qualifies to serve on the Audit Committee and anticipates that it will be able to appoint a third member to the Audit Committee within the cure period.

In the unlikely event that the Board does not appoint a third member to the Audit Committee within the required period, our stock is subject to delisting proceedings under NASDAQ rules.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 11, 2007, our Board of Directors accepted the resignations Peter W. May, Raymond Fleming and Eric D. Kogan as directors on the Board and elected Timothy J. Hanford, John D. Oros, Willem Mesdag and J. Christopher Teets to the Board as directors. Messrs. Hanford and Oros are affiliated with JCF FPK I, LLP, which purchased approximately 25.2% of our outstanding common stock on May 10, 2007, and Messrs. Mesdag and Teets are affiliated with Red Mountain Capital Partners LLC, which with its affiliates, is the beneficial owner of approximately 15.1% of our outstanding common stock. The Board of Directors has determined that Messrs. Hanford, Oros, Mesdag and Teets are all “independent directors” as defined in NASDAQ Marketplace Rule 4200(a)(15).

Also on May 11, 2007, the Board appointed Mr. Hanford to the Compensation Committee of the Board.

In light of the departures of Messrs. May, Fleming and Kogan, the Board previously appointed Richard A. Mandell, Alexander Lemond and Carl C. Gregory, III to the Nominating Committee and Messrs. Mandell and Lemond to the Compensation Committee effective May 1, 2007.

Item 8.01	Other Events

On May 15, 2007, we issued a press release announcing the election of Messrs. Hanford, Oros, Mesdag and Teets to our Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press release dated May 15, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: May 15, 2007	/s/ Paul Grinberg
Paul Grinberg
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated May 15, 2007